DATA PAGES

The Data Pages consist of Parts A, B, C, and D and are part of your Contract. Definitions set forth in your Contract apply to capitalized terms used in the Data Pages. The benefits described in the Data Pages are subject to all the terms and conditions in your Contract, except as modified below.

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Available only under NQ Contracts]
[Joint Owner:	[JANE DOE]	Age: [55]	Sex: [Female]]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable For NQ Contracts]
[Joint Annuitant:	[JANE DOE] Age: [55]	Sex: [Female]]

[Deceased Owner of Original [Traditional IRA]:]		[John Doe, Sr.]
[Date of Death of Original [Traditional IRA] Owner:]		[xx/xx/xx]

[Deceased Participant of Original Applicable Plan:]                                                                                 [John Doe, Sr.]

[Date of Death of Deceased Participant of Original Applicable Plan:]                                                    [xx/xx/xx]

[Applicable to Qualified Plan and SEP-IRA Contracts]

[Employer:] [ABC Company]

[Applicable to Qualified Plan Contracts]

[Plan:]    [ABC Company Plan]

Beneficiary(ies):        [JANE DOE]

Contract Number:    [00000]

Endorsements Attached:

[Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to IRA Contracts

Endorsement Applicable to Roth IRA Contracts

Endorsement Applicable to Defined Contribution Qualified Plan Contracts

Endorsement Applicable to Defined Benefit Qualified Plan Contracts

Endorsement Applicable to Inherited IRA Contracts

Endorsement Applicable to Inherited Roth IRA Contracts

Endorsement Applicable to Inherited Non-Qualified Contracts

Endorsement Applicable to SEP-IRA Contracts

Endorsement Applicable to Contract Continuation and Its Effect on an Optional

Benefit Rider

MSCI Disclosure Endorsement]

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Rider(s) Attached:

[Return of Premium Death Benefit Rider

Step Up Segment Option Rider

Dual Direction Segment Option Rider

Enhanced Upside Segment Option Rider

Standard Segment Option Rider

Annual Lock Segment Option Rider]

Issue Date:	[January 1, 2021]

Contract Date:	[January 1, 2021]

[Contract Maturity Date:	[January 1, 2059]

Your Annuity Commencement Date under a traditional annuity payout as described in Part VIII of your Contract may not be prior to thirteen months from the Contract Date nor may your Contract Maturity Date be later than the Contract Date Anniversary which follows the Annuitant’s [98th] birthday. (see Section 8.02). The Contract Maturity Date is based on the Annuitant’s date of birth and will not change under the Contract except as described in Section 8.02 [and the next paragraph below]. If there is a successor Annuitant named under the Contract, the Contract Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.

[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date.]

[Applicable to NQ Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date. However, if you were not the Annuitant or Joint Annuitant, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Contract Maturity Date.]

[For NQ Contracts with Joint Annuitants] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Contract Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Contract Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request. ]

[Applicable to Inherited Traditional IRA and Inherited Roth IRA]
[BCO Distribution Commencement Date:	[xx/xx/xx]]

[Applicable to Inherited NQ Contracts]
[Required Payment Starting Date:	[xx/xx/xx]]

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PART B — This part describes certain provisions of your Contract.

PART II - STRUCTURED INVESTMENT OPTION

Participation Rate: (See Section 2.01(c) of the Contract)

The current Participation Rate is [100%] for [all Segments].

Segment Start Date: (see Section 2.01(o) and Section 2.07 of the Contract) The Segment Start Date is generally a [Thursday]. If the Segment Start Date falls on a non-Business Day, the Segment Start Date will be the prior Business Day.

Segment Maturity Date: (see Section 2.01(j) and Section 2.07 of the Contract) The Segment Maturity Date is generally the [Thursday] (as determined by the Segment Start Date and the Segment Duration) of the same month and week as the Segment Start Date in the calendar year in which the Segment Duration ends. If the Segment Maturity Date falls on a non- Business Day, the Segment Maturity Date will be the prior Business Day.

Segment Transaction Date: (see Section 2.01(q) of the Contract) Segment Transaction Dates are generally every [Thursday]. If the Segment Transaction Date falls on a non-Business Day, the Segment Transaction Date will be the prior Business Day.

•	STRUCTURED INVESTMENT OPTION

Segment Type	Segment Duration (Year(s)	Segment Buffer	Percentage Allocated		Amount Allocated
[S& P 500 Standard	[1 Year	[-10%	[50	%]	[$	50,000	]
S& P 500 Standard	1 Year	-15%
Russell 2000 Standard	1 Year	-10%	[50	%]	[$	50,000	]
Russell 2000 Standard	1 Year	-15%
MSCI EAFE Standard	1 Year	-10%
MSCI EAFE Standard	1 Year	-15%
NASDAQ 100 Standard	1 Year	-10%
NASDAQ 100 Standard	1 Year	-15%
MSCI Emerging Markets Standard	1 Year	-10%
MSCI Emerging Markets Standard	1 Year	-15%
EURO STOXX 50 Markets Standard	1 Year	-10%
EURO STOXX 50 Markets Standard	1 Year	-15%
S& P 500 Standard	6 Year	-10%
S& P 500 Standard	6 Year	-15%
S& P 500 Standard	6 Year	-20%
Russell 2000 Standard	6 Year	-10%
Russell 2000 Standard	6 Year	-15%
Russell 2000 Standard	6 Year	-20%
MSCI EAFE Standard	6 Year	-10%
MSCI EAFE Standard	6 Year	-15%
MSCI EAFE Standard	6 Year	-20%

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NASDAQ 100 Standard	6 Year	-10%
NASDAQ 100 Standard	6 Year	-15%
NASDAQ 100 Standard	6 Year	-20%
S& P 500 Annual Lock	6 Year	-10%
Russell 2000 Annual Lock	6 Year	-10%
MSCI EAFE Annual Lock	6 Year	-10%

S& P 500 Step Up	1 Year	-10%
Russell 2000 Step Up	1 Year	-10%
MSCI EAFE Step Up	1 Year	-10%
NASDAQ 100 Step Up	1 Year	-10%

S& P 500 Dual Direction	1 Year	-10%
Russell 2000 Dual Direction	1 Year	-10%
MSCI EAFE Dual Direction	1 Year	-10%
NASDAQ 100 Dual Direction	1 Year	-10%

S& P 500 Dual Direction	6 Year	-10%
S& P 500 Dual Direction	6 Year	-15%
S& P 500 Dual Direction	6 Year	-20%

S& P 500 Enhanced Upside 110%	6 Year	-10%
S& P 500 Enhanced Upside 110%	6 Year	-15%
S& P 500 Enhanced Upside 125%	6 Year	-10%
S& P 500 Enhanced Upside 125%]	6 Year]	-15	% ]

•	VARIABLE INVESTMENT OPTIONS (See Part III of the Contract)

	Percentage Allocated	Amount Allocated
[EQ/Money Market]

Total: [$100,000.00]

[Allocations must be in whole numbers and must total 100%. The maximum number of Segments that may be active under your Contract at any given time is [136]. You may not allocate amounts to more than [136] Segments at any one time. If (i) a contribution into a Segment or a Segment Type Holding Account, or (ii) a transfer from a Segment Type Holding Account into a Segment, or (iii) a transfer from a Variable Investment Option into a Segment or a Segment Type Holding Account, or (iv) on a Segment Maturity Date, a transfer from a Segment to a Segment or a Segment Type Holding Account, would ultimately cause your Contract to exceed this limit, amounts will be transferred to the [EQ/Money Market Variable Investment Option] as described in the next sentence. If at the close of business on a Segment Start Date the total number of Segments scheduled to be established on that Segment Start Date would cause the Contract to exceed the [136] limit, then new Segments will be established starting with the largest Segment Investment to the smallest until the maximum number of active Segments is reached and the remaining amounts will be transferred to the [EQ/Money Market Variable Investment Option]. We will notify you if this maximum number changes. Any such change will not affect the Segments in which you currently invest.]

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PART IV - CONTRIBUTIONS AND ALLOCATIONS.

CONTRIBUTIONS AND ALLOCATIONS TO THE STRUCTURED INVESTMENT OPTION (See Section 4.01A of the Contract)

Segment Participation Requirements

In connection with item “b” of the fourth paragraph of this Section in the Contract, the following Segment Types will be available to Contract Owners ages [91] to [96]:

Segment Type	Segment Duration Year(s))	Segment Buffer
[S&P 500 Standard	[1 Year	[-10%
S & P 500 Standard	1 Year	-15%
Russell 2000 Standard	1 Year	-10%
Russell 2000 Standard	1 Year	-15%
MSCI EAFE Standard	1 Year	-10%
MSCI EAFE Standard	1 Year	-15%
NASDAQ 100 Standard	1 Year	-10%
NASDAQ 100 Standard	1 Year	-15%
MSCI EM Standard	1 Year	-10%
MSCI EM Standard	1 Year	-15%
EURO STOXX 50 Standard	1 Year	-10%
EURO STOXX 50 Standard	1 Year	-15%
S&P 500 Step Up	1 Year	-10%
Russell 2000 Step Up	1 Year	-10%
MSCI EAFE Step Up	1 Year	-10%
NASDAQ 100 Step Up	1 Year	-10%
S& P 500 Dual Direction	1 Year	-10%
Russell 2000 Dual Direction	1 Year	-10%
MSCI EAFE Dual Direction	1 Year	-10%
NASDAQ 100 Dual Direction]	1 Year]	-10%]

LIMITS ON CONTRIBUTIONS (See Section 4.02 of the Contract)

Initial Contribution minimum: [$25,000]

[Subsequent Contribution minimum: [$500] Subsequent Contributions can be made through the older of the original Annuitant’s and Owner’s age [85] or if later, the first Contract Date Anniversary.]

You may allocate amounts to a Segment on a date other than a Segment Start Date. Such amounts are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date if Segment Participation Requirements have been met.

You may allocate amounts to a Segment on a Segment Transaction Date.

We may refuse to accept any Contribution if the sum of all Contributions under all [Structured Capital Strategies Series] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].

We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation Contracts/Certificates of which you are Owner or of which you are the Annuitant would total [$2,500,000.]

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PART V – TRANSFERS AMONG INVESTMENT OPTIONS

TRANSFER REQUESTS (See Section 5.01 of the Contract)

[There is currently no minimum transfer amount.]

TRANSFER RULES (See Section 5.02 of the Contract):

Transfer Rules – General

We reserve the right to:

a)	limit transfers among or to the Variable Investment Option(s), Segments and the Segment Type Holding Accounts to no more than once every [30] days,

b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Option(s), Segments and the Segment Type Holding Account,

c)	establish a maximum dollar amount that may be transferred on any Transaction Date among Variable Investment Option(s), Segments and the Segment Type Holding Accounts,

d)	reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted.

Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of an Investment Option.

Transfer Rules Applicable to the Structured Investment Option

a)

Amounts allocated to a Segment on a date other than a Segment Start Date are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date.

b)	You may transfer amounts to a Segment on a Segment Transaction Date.

c)	You may not transfer amounts to an active Segment after its Segment Start Date.

Transfer Rules Applicable to Variable Investment Options

We reserve the right to:

a)

restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares, or

b)

impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.

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PART VI – WITHDRAWALS AND TERMINATION

WITHDRAWALS (See Section 6.01 of the Contract):

Generally, withdrawals will be processed on a pro-rata basis from your Annuity Account Value in the Variable Investment Options. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis. [The following language is applicable to Traditional IRA Contracts only] [Withdrawals under our Automatic Required Minimum Distribution (“RMD”) Withdrawal Service will be made in the same manner as described above.]

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide withdrawal instructions for a specific Variable Investment Option(s) or Segment Type Holding Account(s) or Segment(s). A specific dollar amount or percentage, or percentage of the Segment Interim Value (as applicable) must be provided for each Variable Investment Option or Segment Type Holding Account or Segment. Withdrawals cannot be taken on a pro-rata basis for the specified Variable Investment Options or Segment Type Holding Accounts or Segments.

The minimum lump sum withdrawal amount is [$300].

[The following language is applicable to Traditional IRA and SEP-IRA Contracts only]

[Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Traditional IRA] Contracts.]

[The following language is applicable to QP Contracts only]

[Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

CONTRACT TERMINATION (See Section 6.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

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PART VIII – ANNUITY BENEFITS

[The following text will not appear for Inherited Traditional/Roth IRA and Inherited NQ BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

[NORMAL FORM OF ANNUITY BENEFIT (See Section 8.04 of the Contract): Life Annuity 10 Year Period Certain

For annuity commencement date ages [80] and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age [80	[10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 98]	0] ]

[The following text will not appear for Inherited Traditional/Roth IRA and Inherited NQ BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

AMOUNT OF ANNUITY BENEFIT (See Section 8.05 of the Contract): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.]

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (See Section 8.06 of the Contract):

[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (See Section 8.06 of the Contract): [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

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PART C – This part describes certain charges in your Contract.

PART IX – CHARGES

Withdrawal Charges (See Section 9.01 of the Contract): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 9.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit, if available. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

Contract Year	Percentage of Contributions
[1	7.00%
2	7.00%
3	6.00%
4	5.00%
5	4.00%
6	3.00%
7 and later	0.00%]

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with ‘‘Contract Year 1’’ with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is ‘‘Contract Year 1.’’

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

Free Withdrawal Amount (see Section 9.01 of the Contract): The Free Withdrawal Amount is equal to [10%] of the Annuity Account Value at the beginning of the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

For purposes of calculating a Withdrawal Charge, we assume that:

1)	The Free Withdrawal Amount will be withdrawn first until exhausted.

2)	In the first six Contract Years, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:

a.	from Contributions (on a first-in, first-out (FIFO) basis) until exhausted; then,

b.	from earnings.

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3)	After the sixth Contract Year, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:

a.	from Contributions to which a withdrawal charge no longer applies (on a FIFO basis) until exhausted; then,

b.	from earnings (which are determined at the time they are deemed withdrawn) until exhausted; then,

c.	from Contributions to which a withdrawal charge still applies (on a FIFO basis).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.

Transfer Charges (See Section 9.02 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 6.01 and 9.02. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction. Automatic transfers between a Segment Type Holding Account and to a Segment are not included for purposes of this charge.]

Third Party Transfer Charge (see Section 9.05 of the Contract):

We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than $125 per occurrence for a direct rollover, direct transfer, or 1035 exchange from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$65].

This charge will be deducted from the Annuity Account Value in the Variable Investment Options on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis.

Check Preparation Charge (see Section 10.06 of the Contract): Alternate Payment Method

We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $85. The current charge is [$0.00].

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PART D – This part describes waivers of certain charges in your Contract.

Withdrawal Charge Waivers - In accordance with Section 9.01 of the Contract, we reserve the right to reduce or waive the Withdrawal Charge.

For Waivers [3, 4 and 5] specified below, there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit), beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner (herein referred to as “the claimant”) may submit a claim for any such waiver. The claim must be submitted on our Withdrawal Charge waiver form within 10 Business Days of submitting the withdrawal request before any waiver benefit is provided. If the Withdrawal Charge waiver form is not submitted within 10 Business Days of the withdrawal request, it is considered that the claimant complied with the claim requirements if the claimant submits written proof covering the occurrence, the character of and the extent of the occurrence for which the claim is made. If the claim is denied by Equitable, the withdrawal will not be processed until the claimant is notified of the denial and is provided with the opportunity to accept or reject the withdrawal proceeds, including any applicable Withdrawal Charge. The withdrawal shall not prejudice the waiver of any Withdrawal Charge while the Withdrawal Charge waiver benefit is applicable.

For purposes of Withdrawal Charge waiver items 1 through [6] reference to “Owner” means: (a) under Joint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

No Withdrawal Charge will apply in these events:

1.	[the Owner dies and the Death Benefit is payable.

2.	the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 8.05.

3.	the Owner has qualified to receive Social Security disability benefits as certified by the Social Security Administration.

4.	we receive proof that the Owner ’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a U.S. licensed physician).

5.

the Owner has been confined to a nursing home for a 90 day period (or such other period, if required in your state) as verified by a U.S. licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:

•	its main function is to provide skilled, intermediate or custodial nursing care;

•	it provides continuous room and board to three or more persons;

•	it is supervised by a registered nurse or practical nurse;

•	it keeps daily medical records of each patient;

•	it controls and records all medications dispensed; and

•	its primary service is other than to provide housing for residents.

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[Item 6 below applies only to NQ, Traditional IRA and Roth IRA Contracts]

[6.]	[The Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner’s death.]

[Item 7 below will apply only to Contract Owners in the market segments under which the Beneficiary Continuation Option is available (NQ, Traditional IRA, Roth IRA, and SEP-IRA)]

[7.]	[A Death Benefit is payable and the Beneficiary Continuation Option is elected.]

[Item 8 below will apply only to Traditional IRA and SEP IRA Contracts]

[8.]

[A withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

[Item 9 applies to Traditional IRA and SEP IRA Contracts]

[9.]	[amounts under this Contract that are directly transferred to a [Structured Capital Strategies] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.] ]

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